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                                                                 EXHIBIT 5.2
                                                               LEGAL OPINION

                               SIDLEY & AUSTIN
                           One First National Plaza
                           Chicago, Illinois 60603


                              December 16, 1998

ComEd Funding, LLC
ComEd Transitional Funding Trust
c/o  ComEd Funding, LLC
     Ten South Dearborn Street--37th Floor
     Chicago, Illinois 60603

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-3 (Registration No. 333-60907) as amended (such Registration Statement, as so amended, being referred to herein as the "REGISTRATION STATEMENT") filed by ComEd Funding, LLC ("FUNDING"), a Delaware limited liability company and the depositor to ComEd Transitional Funding Trust, a Delaware business trust (the "TRUST"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Registration Statement was declared effective by the SEC on December 4, 1998. The Registration Statement relates to the registration of Transitional Funding Trust Notes (the "NOTES") of the Trust to be offered from time to time as described in the prospectus (the "PROSPECTUS") included as a part of the Registration Statement. The Notes are being issued under the Indenture dated as of December 16, 1998 (substantially in the form filed as an exhibit to the Registration Statement) (the "INDENTURE") between the Trust and Harris Trust and Savings Bank, as trustee (the "INDENTURE TRUSTEE").

          We are familiar with the proceedings taken to date with respect to the authorization, issuance and sale of the Notes and have examined the Registration Statement (including all amendments thereto) and such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant, necessary and appropriate as a basis for the opinion expressed below. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of such original documents. We have relied on the opinion of Foley & Lardner filed on December 4, 1998 as Exhibit
5.1 to the Registration Statement as to all matters of Delaware law relevant to our opinion.

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ComEd Funding, LLC
ComEd Transitional Funding Trust
December 16, 1998
Page 2

          Based on the foregoing, upon delivery to the purchasers of the Notes against payment of the agreed consideration therefor, the Notes will be legally issued and binding obligations of the Trust (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law).

          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance and sale of the Notes.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related Rules promulgated by the SEC.

                                   Very truly yours,
                                   /s/ Sidley & Austin